UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July16, 2008

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 16, 2008, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter ended June 30, 2008.  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits

99.1    Press Release of Rainier Pacific Financial Group, Inc. dated July 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: July 16, 2008	/s/John A. Hall
John A. Hall
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 99.1

For more information, contact:
John Hall: (253) 926-4007
jhall@rainierpac.com
**For Immediate Release**	or
Vic Toy: (253) 926-4038
vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Second Quarter Earnings

Tacoma, Washington – July 16, 2008 – Rainier Pacific Financial Group, Inc. (the “Company”) (NASDAQ GM: RPFG) announced today its second quarter results for the period ended June 30, 2008.  Net income for the quarter ended June 30, 2008 increased 3.6% to $1.0 million, or $0.17 per diluted share, compared to net income of $982,000, or $0.16 per diluted share, for the same period in 2007.  For the six months ended June 30, 2008, the Company’s net income increased 31.6% to $2.5 million, or $0.41 per diluted share, compared to net income of $1.9 million, or $0.31 per diluted share, for the same six month period in 2007.

The Company’s revenue, (i.e., net interest income before provision for loan losses plus non-interest income) for the quarter ended June 30, 2008 was $9.0 million, compared to $8.8 million for the same period a year ago.  Net interest income before the provision for loan losses for the quarter ended June 30, 2008 was $6.4 million, relatively unchanged compared to the same period a year ago.  For the quarter ended June 30, 2008, the Company’s net interest margin was 3.13%, compared to 3.20% and 3.01% for the quarters ended March 31, 2008 and June 30, 2007, respectively.  The yield on the Company’s interest-earning assets was 6.32% for the quarter ended June 30, 2008, compared to

6.71% for both quarters ended March 31, 2008 and June 30, 2007.  For the quarter ended June 30, 2008, the Company’s cost of interest-bearing liabilities was 3.51%, compared to 3.89% and 4.11% for the quarters ended March 31, 2008 and June 30, 2007, respectively.

Non-interest income for the quarter ended June 30, 2008 was $2.6 million, or $257,000 more than the $2.3 million for the same quarter in 2007.  The increase in non-interest income was primarily due to the result of a higher level of one- to four-family residential loan sales in 2008 that resulted in a $384,000 increase in the net gains generated on the loan sales.

Non-interest expenses were $6.9 million for the quarter ended June 30, 2008, or $202,000 less than the $7.1 million during the same period in 2007, as the Company continued to effectively manage its operating expenses.

During the second quarter, the Company was less aggressive in the pricing of its customer deposits.  For the quarter ended June 30, 2008, the average cost of interest-bearing deposits declined to 2.84%, compared to 3.48% for the quarter ended March 31, 2008 and 3.83% for the quarter ended June 30, 2007.  Consequently, total deposits declined by $7.7 million to $463.7 million at June 30, 2008, compared to $471.4 million at March 31, 2008 and $460.3 million at June 30, 2007.  Core deposits (comprised of checking, savings, money market, and individual retirement accounts) were $238.3 million, or 51.4% of total deposits at June 30, 2008, compared to $242.4 million, or 52.7% of total deposits at June 30, 2007.  Brokered deposit balances were $61.2 million at June 30, 2008, compared to $61.3 million at March 31, 2008 and $50.6 million at June 30, 2007.

Total loans were $664.0 million at June 30, 2008, compared to $655.6 million at March 31, 2008 and $637.0 million at December 31, 2007.   Multi-family and commercial real estate loans of $36.6 million, one- to four-family mortgage loans of $17.4 million, and land development and real estate construction loans of $9.6 million were the primary contributors to second quarter loan originations.  Total loan originations were $66.3 million during the quarter ended June 30, 2008, compared to $80.3 million and $61.1 million for the quarters ended March 31, 2008 and June 30, 2007, respectively.

For the quarter ended June 30, 2008, the yield on loans was 6.80%, compared to 7.12% and 7.27% for the quarters ended March 31, 2008 and June 30, 2007, respectively.

At June 30, 2008, the loan portfolio consisted of 37.0% commercial real estate loans, 22.0% multi-family real estate loans, 12.6% land development and real estate construction loans, 11.4% one- to four-family real estate loans, 6.8% consumer loans (excluding home equity loans), 6.4% home equity loans, and 3.8% commercial business loans.

The Company sold $22.9 million of fixed-rate one- to four-family residential loans during the quarter ended June 30, 2008, which generated $450,000 in net gains, compared to $5.6 million in loan sales and $66,000 in net gains during the same period in 2007.  The portfolio of loans serviced for others increased to $127.8 million at June 30, 2008, compared to $115.2 million and $113.4 million at March 31, 2008 and June 30, 2007, respectively.

During the second quarter, the Company classified $13.5 million of real estate construction loans as non-performing and placed the loans on non-accrual status.  These loans were classified as a result of cash flow problems experienced by two local residential builders during the quarter resulting in their inability to fully meet the debt service requirements of the loans.  The $13.5 million in loans classified as non-performing relating to these two builders consist of $6.6 million in land for future development, $5.5 million in one- to four-family residential construction loans with houses in varying states of completion, and $1.3 million in developed one- to four-family residential lots.  Other non-performing loans, comprised exclusively of consumer and home equity loans totaling $415,000, were relatively unchanged compared to the $426,000 at March 31, 2008.  As a result of these classifications, total non-performing loans (i.e., loans 90 days or more past due or non-accrual loans) increased to $13.9 million, or 2.09% of total loans at June 30, 2008, compared to $426,000, or 0.06% of total loans, at March 31, 2008, and $217,000, or 0.03% of total loans, at June 30, 2007.

Non-performing assets, which include the previously mentioned non-performing loans, along with repossessed assets and other real estate owned, increased to $14.3 million, or 1.65% of total assets at June 30, 2008, compared to $1.7 million, or 0.19% of total assets, at March 31, 2008, and $233,000, or 0.03% of total assets, at June 30, 2007.

The ratio of loans more than 30 days delinquent as a percentage of total loans increased to 1.07% at June 30, 2008, compared to 0.26% at both March 31, 2008 and June 30, 2007.  The increase in delinquent loans was the result of increased delinquencies with land development and construction loans.  Net charge-offs increased only modestly to $258,000 for the quarter ended June 30, 2008, compared to $250,000 for the quarter ended March 31, 2008 and $191,000 for the quarter ended June 30, 2007.

While the Company has not incurred any specific losses associated with the $13.5 million in recently classified loans, it did increase its provision for loan losses to $550,000 for the quarter ended June 30, 2008, compared to $150,000 for the quarters ended March 31, 2008 and June 30, 2007.  Based upon the Company’s quarterly analysis of the allowance for loan losses, this increased provision was made to ensure the adequacy of the allowance as of June 30, 2008.  The allowance for loan losses at June 30, 2008 was $8.3 million, representing an allowance to total loans ratio of 1.25%, compared to $8.0 million at March 31, 2008, or 1.22% of total loans, and $8.2 million at June 30, 2007, or 1.27% of total loans.

The investment securities portfolio at June 30, 2008 was $132.0 million (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings), compared to $150.1 million at March 31, 2008 and $190.7 million at June 30, 2007.  The decline in the investment securities portfolio during the second quarter was primarily attributable to a mark-to-market valuation adjustment of $13.7 million ($9.0 million net of federal income taxes) relating to the Company’s $108.5 million portfolio of pooled trust preferred securities issued by FDIC-insured financial institutions and insurance companies, as well as $2.6 million in principal payments received on our mortgage-backed securities held in the portfolio.  The Company has evaluated the decline in the market value of the trust preferred securities, which is directly related to the credit and liquidity crises being experienced in the financial services industry over the past three calendar quarters, and believes the impairment in value to be temporary.  Under U.S. generally accepted accounted principles, the Company has reflected this temporary market value decline in a valuation allowance component of shareholders’ equity.

Total shareholders’ equity at June 30, 2008 was $75.5 million, compared to $84.0 million at March 31, 2008 and $89.9 million at June 30, 2007.  The decline in shareholders’ equity was due primarily to the mark-to-market value adjustment to the Company’s portfolio of investment securities.  During the quarter ended June 30, 2008, the Company purchased and retired 29,793 shares of its outstanding shares of common stock at an average price of $13.58 per share.  At June 30, 2008, the Company had the authority to purchase an additional 70,390 shares of common stock under its currently approved stock repurchase program.

The Company’s capital ratio (i.e., equity divided by assets) was 8.68% at June 30, 2008, compared to 9.56% and 9.88% at March 31, 2008 and December 31, 2007, respectively.  Tangible equity to assets was 8.30% at June 30, 2008, compared to 9.18% and 9.48% at March 31, 2008 and December 31, 2007, respectively.  As of June 30, 2008, the Bank remained categorized “well capitalized” under regulatory standards.

The Company’s book value and tangible book value per share as of June 30, 2008 were $12.46 and $11.91 per share, respectively, based upon 6,065,625 outstanding shares of common stock.  The number of outstanding shares includes 63,423 restricted shares granted to participants under the Company’s 2004 Management Recognition Plan that have not yet vested or were not ratably earned, and excludes 356,315 unallocated shares held by the Rainier Pacific 401(k) Employee Stock Ownership Plan.

“The current operating environment remains very difficult, and we expect the economic slowdown and lower consumer confidence to continue to place pressure on the financial services industry over the near term.  These conditions, along with a weaker local housing market exhibited by slowing sales and lower prices, are expected to persist at least through the balance of the year.  As a result, we will continue to closely monitor and proactively manage our construction lending relationships in particular, and will continue to underwrite new loans prudently.  We do, however, remain optimistic regarding our ability to navigate through these current market challenges and will continue to focus on preserving and enhancing the value of the Rainier Pacific franchise,” said John A. Hall, President and CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.

For additional information, visit Rainier Pacific’s website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators; interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

ASSETS
	At June 30,	At March 31,	At December 31,
	2008	2008	2007

Cash and cash equivalents	$11,832	$8,462	$8,724
Interest-bearing deposits with banks	539	7,003	90
Securities available-for-sale	94,056	109,545	131,287
Securities held-to-maturity (fair value at June 30, 2008: $37,226; at March 31, 2008: $40,744; and at December 31, 2007: $45,541)	37,946	40,557	45,756
Federal Home Loan Bank of Seattle (“FHLB”) stock, at cost	13,712	13,712	13,712

Loans	663,974	655,624	637,000
Less: allowance for loan losses	(8,271)	(7,979)	(8,079)
Loans, net	655,703	647,645	628,921

Premises and equipment, net	34,286	33,602	33,813
Accrued interest receivable	3,400	3,635	3,980
Other assets	19,139	14,761	12,581

TOTAL ASSETS	$870,613	$878,922	$878,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$40,736	$37,145	$33,924
Interest-bearing	422,989	434,227	427,563
Total deposits	463,725	471,372	461,487

Borrowed funds	324,238	314,353	320,454
Corporate drafts payable	2,110	4,121	2,510
Accrued compensation and benefits	969	948	1,758
Other liabilities	4,022	4,085	5,835

TOTAL LIABILITIES	795,064	794,879	792,044

SHAREHOLDERS’ EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,421,940 shares issued and 6,002,202 shares outstanding at June 30, 2008; 6,451,733 shares issued and 5,998,116 shares outstanding at March 31, 2008; 6,466,633 shares issued and 5,977,645 shares outstanding at December 31, 2007	50,636	50,668	50,458
Unearned Employee Stock Ownership Plan (“ESOP”) shares	(3,563)	(3,733)	(3,903)
Accumulated other comprehensive loss, net of tax	(17,921)	(8,723)	(4,575)
Retained earnings	46,397	45,831	44,840

TOTAL SHAREHOLDERS’ EQUITY	75,549	84,043	86,820

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$870,613	$878,922	$878,864

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Income
(Dollars in Thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008		2007		2008		2007
INTEREST INCOME
Loans	$11,191		$11,645		$22,468		$23,244
Securities available-for-sale	1,276		2,032		3,133		4,084
Securities held-to-maturity	420		546		871		1,111
Interest-bearing deposits	6		70		33		80
FHLB dividends	48		20		82		34
Total interest income	12,941		14,313		26,587		28,553
INTEREST EXPENSE
Deposits	2,979		4,053		6,566		8,164
Borrowed funds	3,524		3,841		7,040		7,584
Total interest expense	6,503		7,894		13,606		15,748
Net interest income	6,438		6,419		12,981		12,805
PROVISION FOR LOAN LOSSES	550		150		700		300
Net interest income after provision for loan losses	5,888		6,269		12,281		12,505
NON-INTEREST INCOME
Deposit service fees	908		879		1,747		1,705
Loan service fees	287		346		602		638
Insurance service fees	529		622		1,079		1,165
Investment service fees	121		144		285		257
Real estate lease income	262		271		508		565
Gain on sale of securities, net	-		-		11		-
Gain on sale of loans, net	450		66		685		202
Gain on sale of premises and equipment, net	6		-		6		10
Other operating income	38		16		499		44
Total non-interest income	2,601		2,344		5,422		4,586
NON-INTEREST EXPENSE
Compensation and benefits	4,042		4,068		8,102		8,061
Office operations	937		956		1,892		1,942
Occupancy	616		624		1,230		1,259
Loan servicing	123		129		232		239
Outside and professional services	248		258		696		690
Marketing	218		289		502		532
Other operating expenses	716		778		1,204		1,488
Total non-interest expense	6,900		7,102		13,858		14,211

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,589		1,511		3,845		2,880

PROVISION FOR FEDERAL INCOME TAX	572		529		1,384		1,008

NET INCOME	$1,017		$982		$2,461		$1,872

EARNINGS PER COMMON SHARE
Basic	$0.17		$0.16		$0.41		$0.31
Diluted	$0.17		$0.16		$0.41		$0.31
Weighted average shares outstanding – Basic	5,987,866	(1)	5,995,114	(2)	5,985,629	(1)	5,985,772	(2)
Weighted average shares outstanding – Diluted	5,987,866		6,073,991		5,985,629		6,072,146

(1)	Weighted average shares outstanding – Basic includes 262,877 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the 2004 Management Recognition Plan (“MRP”), net of forfeited shares.

(2)	Weighted average shares outstanding – Basic includes 196,818 vested and ratably earned shares of the 329,300 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands, except per share data)

	Three Months Ended
	June 30, 2008		March 31, 2008		December 31, 2007		September 30, 2007
INTEREST INCOME
Loans	$11,191		$11,277		$11,808		$12,127
Securities available-for-sale	1,276		1,857		2,102		2,015
Securities held-to-maturity	420		451		512		527
Interest-bearing deposits	6		27		23		28
FHLB dividends	48		34		27		21
Total interest income	12,941		13,646		14,472		14,718
INTEREST EXPENSE
Deposits	2,979		3,587		3,960		4,104
Borrowed funds	3,524		3,516		3,751		3,881
Total interest expense	6,503		7,103		7,711		7,985
Net interest income	6,438		6,543		6,761		6,733
PROVISION FOR LOAN LOSSES	550		150		150		150
Net interest income after provision for loan loss	5,888		6,393		6,611		6,583
NON-INTEREST INCOME
Deposit service fees	908		839		885		906
Loan service fees	287		315		295		381
Insurance service fees	529		550		595		552
Investment service fees	121		164		134		189
Real estate lease income	262		246		249		298
Gain on sale of securities, net	-		11		-		-
Gain on sale of loans, net	450		235		117		60
Gain (loss) on sale of premises and equipment, net	6		-		(1)		1
Other operating income	38		461		354		25
Total non-interest income	2,601		2,821		2,628		2,412
NON-INTEREST EXPENSE
Compensation and benefits	4,042		4,060		4,043		4,237
Office operations	937		955		1,014		1,006
Occupancy	616		614		672		649
Loan servicing	123		109		129		130
Outside and professional services	248		448		426		250
Marketing	218		284		226		278
Other operating expenses	716		488		943		799
Total non-interest expense	6,900		6,958		7,453		7,349

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,589		2,256		1,786		1,646

PROVISION FOR FEDERAL INCOME TAX	572		812		876		574

NET INCOME	$1,017		$1,444		$910		$1,072

EARNINGS PER COMMON SHARE
Basic	$0.17		$0.24		$0.15		$0.18
Diluted	$0.17		$0.24		$0.15		$0.18
Weighted average shares outstanding – Basic	5,987,866	(1)	5,983,393	(2)	5,979,580	(3)	5,983,586	(4)
Weighted average shares outstanding – Diluted	5,987,866		5,983,393		5,979,580		5,983,586

(1)	Weighted average shares outstanding – Basic includes 262,877 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the MRP, net of forfeited shares.

(2)	Weighted average shares outstanding – Basic includes 245,972 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the MRP, net of forfeited shares.

(3)	Weighted average shares outstanding – Basic includes 228,175 vested and ratably earned shares of the 326,900 restricted shares granted and issued under the MRP, net of forfeited shares.

(4)	Weighted average shares outstanding – Basic includes 212,593 vested and ratably earned shares of the 327,700 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands, except per share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Loan portfolio composition:
Real estate:
One- to four-family residential	$75,879	$84,211	$76,882	$78,621	$79,018
Five or more family residential	146,050	148,991	149,080	149,474	159,137
Commercial	245,522	223,076	212,901	214,130	215,442
Total real estate	467,451	456,278	438,863	442,225	453,597
Real estate construction:
One- to four-family residential	79,581	78,607	73,114	70,867	72,838
Five or more family residential	-	-	1,839	2,019	3,187
Commercial	4,032	4,157	3,827	1,834	-
Total real estate construction	83,613	82,764	78,780	74,720	76,025
Consumer:
Automobile	15,621	18,027	20,798	23,711	26,623
Home equity	42,344	43,980	45,293	44,537	44,610
Credit cards	22,063	22,120	23,172	22,601	22,018
Other	7,962	7,812	7,411	7,383	7,310
Total consumer	87,990	91,939	96,674	98,232	100,561
Commercial business	24,920	24,643	22,683	18,142	17,202
Subtotal	663,974	655,624	637,000	633,319	647,385
Less: Allowance for loan losses	(8,271)	(7,979)	(8,079)	(8,142)	(8,235)
Total loans, net	$655,703	$647,645	$628,921	$625,177	$639,150
Sold loans, serviced for others	$127,824	$115,214	$114,629	$113,306	$113,434
Non-performing assets:
Loans 90 days or more past due or non-accrual loans (1):
Real estate	$-	$-	$-	$-	$-
Real estate construction	13,461	-	-	-	-
Consumer	415	426	497	197	217
Commercial business	-	-	-	-	-
Repossessed assets	-	6	49	23	16
Other real estate owned	446	1,222	-	-	-
Total non-performing assets	$14,322	$1,654	$546	$220	$233
Loans greater than 30 days delinquent (1)	$7,091	$1,678	$2,125	$1,762	$1,651
Loans greater than 30 days delinquent as a percentage of loans	1.07%	0.26%	0.33%	0.28%	0.26%
Non-performing loans as a percentage of loans	2.09%	0.06%	0.08%	0.03%	0.03%
Non-performing assets as a percentage of assets	1.65%	0.19%	0.06%	0.02%	0.03%
Allowance for loan loss as a percentage of non-performing loans	59.61%	1,873.00%	1,625.55%	4,132.99%	3,794.93%
Allowance for loan loss as a percentage of non-performing assets	57.75%	482.41%	1,479.67%	3,700.91%	3,534.33%
Allowance for loan loss as a percentage of total loans	1.25%	1.22%	1.27%	1.29%	1.27%

Core deposits (all deposits, excluding CDs)	$238,271	$229,401	$226,743	$236,411	$242,446
Non-core deposits (CDs)	225,454	241,971	234,744	224,506	217,870
Total deposits	$463,725	$471,372	$461,487	$460,917	$460,316
Loans/Deposits	143.18%	139.09%	138.03%	137.40%	140.64%
Equity/Assets	8.68%	9.56%	9.88%	10.16%	9.94%
Tangible Equity/Assets	8.30%	9.18%	9.48%	9.80%	9.58%

(1)
The Company may classify selected loans as non-accrual eventhough the contractual payments on the loans are not past due, based upon other factors or characteristics known to the Company relating to the loan or the borrower.  Therefore, the amount of loans reported as “90 days or more past due or non-accrual loans” may exceed the amount of loans reported as “greater than 30 days delinquent”.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Loan growth	1.27%	1.39%	4.23%	1.25%
Deposit growth (decline)	(1.62%)	(1.38%)	0.48%	0.63%
Equity growth (decline)	(10.11%)	1.26%	(12.98%)	2.37%
Asset growth (decline)	(0.95%)	(0.19%)	(0.95%)	0.24%

Loans originated	$66,267	$61,072	$146,521	$101,437
Loans sold	$22,878	$5,558	$36,456	$12,377
Loans charged-off, net	$258	$191	$508	$348

Increase in non-interest income	10.96%	5.49%	18.23%	8.11%
Decrease in non-interest expense	(2.84%)	(0.01%)	(2.48%)	(1.20%)
Net charge-offs to average loans	0.16%	0.12%	0.16%	0.11%
Efficiency ratio	76.34%	81.05%	75.30%	81.71%
Return on assets	0.46%	0.43%	0.56%	0.41%
Return on equity	5.00%	4.39%	5.87%	4.21%

Interest-earning assets:
Yield on loans	6.80%	7.27%	6.96%	7.26%
Yield on investments	4.63%	5.34%	5.19%	5.34%
Yield on FHLB stock	1.40%	0.60%	1.20%	0.50%
Yield on interest-earning assets	6.32%	6.71%	6.52%	6.70%

Interest-bearing liabilities:
Cost of deposits	2.84%	3.83%	3.16%	3.86%
Cost of borrowed funds	4.38%	4.45%	4.39%	4.45%
Cost of interest-bearing liabilities	3.51%	4.11%	3.69%	4.12%
Net interest rate spread	2.81%	2.60%	2.83%	2.58%

Net interest margin	3.13%	3.01%	3.17%	2.98%

Net interest margin-quarter ended 06/30/2008	3.13%
Net interest margin-quarter ended 03/31/2008	3.20%
Net interest margin-quarter ended 12/31/2007	3.23%
Net interest margin-quarter ended 09/30/2007	3.20%

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2008		2008		2007		2007		2007
Shares outstanding at end of period	6,065,625	(1)	6,078,444	(2)	6,076,370	(3)	6,109,633	(4)	6,144,259	(5)
Book value per share	$12.46		$13.83		$14.29		$14.67		$14.63
Tangible book value per share	$11.91		$13.27		$13.77		$14.15		$14.11

(1)	Shares outstanding represent 6,421,940 shares issued (including 63,423 unvested restricted shares granted under the MRP), less 356,315 unallocated shares under the ESOP.
(2)	Shares outstanding represent 6,451,733 shares issued (including 80,328 unvested restricted shares granted under the MRP), less 373,289 unallocated shares under the ESOP.
(3)	Shares outstanding represent 6,466,633 shares issued (including 98,725 unvested restricted shares granted under the MRP), less 390,263 unallocated shares under the ESOP.
(4)	Shares outstanding represent 6,516,870 shares issued (including 115,108 unvested restricted shares granted under the MRP), less 407,237 unallocated shares under the ESOP.
(5)	Shares outstanding represent 6,568,470 shares issued (including 132,482 unvested restricted shares granted under the MRP), less 424,211 unallocated shares under the ESOP.

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